UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2017

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 27, 2017, Westell Technologies, Inc. (the “Company”) announced the appointment of Kirk R. Brannock as the Company’s Interim President and Chief Executive Officer, effective November 30, 2017. Mr. Brannock, currently Chairman of the Board, will succeed Matthew B. Brady, who resigned his officer and director positions via written notice on November 20, 2017 and whose departure is not the result of any disagreement with the Company or the Board of Directors on any matter relating to the Company’s operations, policies or practices. Mr. Brannock will return to the Company to serve as Interim President and Chief Executive Officer. A copy of Mr. Brady’s resignation letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Kirk R. Brannock, currently Chairman of the Board, served at Westell as Interim President and Chief Executive Officer from October 2016 through July 2017 and was elected to the Westell Board at the annual meeting on September 12, 2017. Previously Mr. Brannock served as a member of Westell’s Board of Directors from February 2011 to September 2014. He retired in 2010 from his position as Senior Vice President - Ethernet Deployment at AT&T, a leading provider of voice, video, data and broadband delivery services, after a career spanning more than 30 years. Previously Mr. Brannock served in leadership positions at AT&T, Ameritech and SBC, including Senior Vice President - AT&T National Installation & Maintenance and President - SBC/Ameritech Midwest Network Services. Mr. Brannock holds a Bachelor of Arts in Business Administration from Michigan State University and is currently a Board Member and Treasurer for a Marriott International Cooperative.

Under the terms of an Offer Letter with Mr. Brannock dated November 24, 2017 (the “Interim CEO Agreement”), Mr. Brannock will receive an annual base salary of $340,000 (or $28,333 monthly), and Mr. Brannock will be awarded 25,000 total Restricted Stock Units (“RSUs”) and can be considered for a discretionary bonus.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. Additionally, a copy of the press release announcing Mr. Brannock’s appointment and related matters is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Mr. Brady will receive his base salary through December 1, 2017, his final employment date.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1	Resignation Letter of Matthew B. Brady, dated November 20, 2017
10.2	Offer Letter for Kirk R. Brannock, dated November 24, 2017
99.1	Press release dated November 27, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	November 27, 2017	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary